AFCO 4501 College Blvd, Suite 320, Leawood, KS 66211
Tel: 800-288-6901

REFER TO THIS ACCOUNT NO. IN ALL CORRESPONDENCE
17-10-138527-5

NOTICE OF ACCEPTANCE

TOTAL PREMIUMS	DOWN PAYMENT	AMOUNT FINANCED	FINANCE CHARGE	TOTAL OF PAYMENTS	ANNUAL PERCENTAGE RATE
19,258.00	3,059.00	16,199.00	675.30	16,874.30	8.995 %

INSURED (NAME AND ADDRESS)
Verax Research Services, Inc.
9601 Medical Center Drive
Rockville, MD 20850
US

AGENT OR BROKER SUBMITTING AGREEMENT (NAME AND ADDRESS)
Gloron Agency Inc
120 Broadway, 37th Floor
New York, NY 10271
US

AMOUNT OF INSTALLMENT
1,687.43

DATE OF NOTICE & ACCEPT	FINAL PAYMENT DUE	DAY DUE	NO. & FREQ. OF INSTS.
06/11/2019	MO. 04 YR. 20	4	10 (MTH)

SCHEDULE OF POLICIES

POLICY PREFIX AND NUMBER	EFFECTIVE DATE OF POLICY OR ANNUAL INSTALLMENT	FULL NAME OF INSURER AND GENERAL AGENT(S) * OTHER THAN SUBMITTING PRODUCER TO WHOM COPY OF THIS NOTICE WAS SENT	COVERAGE FIRE, AUTO MAR., I.M., CAS.	POLICY TERM IN MONTHS COVERED BY PREM	PREMIUM FINANCED
0100088661-0	06/04/2019	Kinsale Insurance Company AmWINS Brokerage Attn: AmWINS Brokerage of New York 420 Lexington Avenue. Suite 915 New York. NY 10170 USA	DO	12	18,500.00
		Policy Fee	FEE	NRef	100.00
		Service Placement Fee	FEE	NRef	100.00
		Surplus Lines Tax	TAX	Ref	558.00

TO THE INSURED:

We are pleased to notify you that we have accepted your premium finance agreement subject to verification by the insurance companies. We have credited the down payment to your account.

We urge you to read your premium finance agreement so that you are aware of your rights and duties under that agreement as well as possible penalties that might be assessed against you in the event that the terms of the agreement are not complied with.

☐ If this is a regular monthly payment plan, your coupons are enclosed.

☐ If your payment is other than monthly or on a special monthly advance billing, we will remind you of your installment payments.

PLEASE SEND THE PROPER NOTICE AND WRITE YOUR ACCOUNT NUMBER ON YOUR CHECK OR MONEY ORDER TO INSURE PROMPT CREDITING OF THE PAYMENT TO YOUR ACCOUNT.

If you have any questions, please contact our processing center for assistance

4501 College Blvd, Suite 320, Leawood, KS 66211
Tel: 800-288-6901

PLEASE NOTE: **IF THE PREMIUMS BEING FINANCED ARE FOR THE PURCHASE OF INSURANCE PERSONAL, FAMILY OR HOUSEHOLD PURPOSES (NOT BUSINESS) YOUR INSURANCE AGENT SHOULD HAVE GIVEN YOU A NOTICE TITLED " REQUIRED FEDERAL TRUTH-IN-LENDING DISCLOSURES FOR PERSONAL LINES INSURANCE ". IF YOU DID NOT RECEIVE THIS NOTICE, PLEASE CONTACT AFCO AT ONCE SO THAT WE CAN GIVE YOU THE REQUIRED NOTICE.**

AVOID JEOPARDIZING YOUR INSURANCE PROTECTION BY MAILING ALL PAYMENTS IN TIME TO REACH AFCO ON OR BEFORE THE DUE DATE OF YOUR INSTALLMENTS.

AFCO

Commercial Premium Finance Agreement

Agent (Name and Address) 10050281	Insured (Name and Address as shown on the policy)
Gloron Agency Inc 120 Broadway, 37th Floor New York, NY 10271 212-248-4772	Verax Research Services, Inc. 9601 Medical Center Drive Rockville, MD 20850

A) Total Premiums	B) Down Payment	C) Amount Financed	D) Finance Charge	E) Total Payments
$19,258.00	$3,059.00	$16,199.00	$675.30	$16,874.30
F) Annual Percentage Rate	**No. of Payments**	**Amount of Payments**	**First Installment Due**	**Installment Due Dates**
8.995 %	10 (Monthly)	$1,687.43	07/04/2019	4th

SCHEDULE OF POLICIES

Policy Prefix and Numbers	Effective Date of Policy/Inst.	Name of Insurance Company and Name and Address of General or Policy Issuing Agent or Intermediary	Type of Coverage	Months Covered	Premium $
0100088661-0	06/04/2019	Kinsale Insurance Company AmWINS Brokerage Attn: AmWINS Brokerage of New York 420 Lexington Avenue, Suite 915 New York, NY 10170 USA	DO	12	18,500.00
		Policy Fee	FEE	NRef	100.00
		Service Placement Fee	FEE	NRef	100.00
		Surplus Lines Tax	TAX	Ref	558.00

(1) DEFINITIONS: The above named insured ("the insured") is the debtor. AFCO Credit Corporation ("AFCO") is the lender to whom the debt is owed. "Insurance company" or "company", "insurance policy" or "policy" and "premium" refer to those items listed under the "Schedule of Policies". Singular words mean plural and vice-versa as may be required in order to give the agreement meaning. For New York insureds, services for which any charge pursuant to Insurance Law, Section 2119, is imposed, are in connection with obtaining and servicing the policies listed herein.

NOTICE: 1. Do not sign this agreement before you read it or if it contains any blank space. 2. You are entitled to a completely filled in copy of this agreement. 3. Under the law, you have the right to pay off in advance the full amount due and under certain conditions to obtain a partial refund of the finance charge.

INSURED AGREES TO THE TERMS SET FORTH ABOVE AND ON THE LAST PAGE OF THIS AGREEMENT

INSURED'S NAME	X Signature on file SIGNATURE OF INSURED OR AUTHORIZED REPRESENTATIVE	TITLE	Date on file DATE

AGENT OR BROKER REPRESENTATIONS

The undersigned warrants and agrees: 1. The policies are in full force and effect and the information in the Schedule of Policies and the premiums are correct. 2. The insured has authorized this transaction and recognizes the security interest assigned herein and has received a copy of this agreement. 3. To hold in trust for AFCO any payments made or credited to the insured through or to the undersigned, directly or indirectly, actually or constructively by the insurance companies or AFCO and to pay the monies to AFCO upon demand to satisfy the outstanding indebtedness of the insured. Any lien the undersigned has or may acquire in the return premiums arising out of the listed insurance policies is subordinated to AFCO's lien or security interest therein. 4. The policies comply with AFCO's eligibility requirements. 5. No audit or reporting form policies, policies subject to retrospective rating or minimum earned premium are included. The deposit or provisional premiums are not less than anticipated premiums to be earned for the full term of the policies. 6. The policies can be cancelled by the insured and the unearned premiums will be computed on the standard pro-rata table. 7. The undersigned represents that a proceeding in bankruptcy, receivership, or insolvency has not been instituted by or against the named insured.

IF THERE ARE ANY EXCEPTIONS TO THE ABOVE STATEMENTS PLEASE LIST BELOW

THE UNDERSIGNED FURTHER WARRANTS THAT IT HAS RECEIVED THE DOWN PAYMENT AND ANY OTHER SUMS DUE AS REQUIRED BY THE AGREEMENT AND IS HOLDING SAME OR THEY ARE ATTACHED TO THIS AGREEMENT

AGENT OR BROKER	X Signature on file SIGNATURE OF AGENT OR BROKER	TITLE	Date on file DATE

(2) LIMITED POWER OF ATTORNEY: The insured irrevocably appoints AFCO as its attorney in fact with full authority to cancel the insurance policies for the reasons stated in paragraph (14), and to receive all sums assigned to AFCO or in which it has granted AFCO a security interest. AFCO may execute and deliver on the insured's behalf all documents, instruments of payment, forms, and notices of any kind relating to the insurance policies in furtherance of this agreement.
(3) PROMISE OF PAYMENT: The insured requests that AFCO pay the premiums in the Schedule of Policies. The insured promises to pay to AFCO the amount stated in Block E above according to the payment schedule, subject to the remaining terms of this agreement.
(4) SECURITY INTEREST: The insured assigns to AFCO as security for the total amount payable in this agreement any and all unearned premiums which may become payable under the insurance policies for whatever reason. The insured gives to AFCO a security interest in all items mentioned in this paragraph. The insured further grants to AFCO its interest in unearned premium which may arise under any state insurance guarantee fund relating to any policy shown in the Schedule of Policies.
(5) WARRANTY OF ACCURACY: The insured warrants to AFCO that the insurance policies listed in the Schedule have been issued to the insured and are in full force and effect and that the insured has not assigned any interest in the policies except for the interest of mortgagees and loss payees. The insured authorizes AFCO to insert or correct on this agreement, if incorrect, the insurer's name, the policy numbers, and the due date of the first installment. AFCO is permitted to correct any obvious errors. In the event of any change or insertion, AFCO will give the insured written notice of those changes or corrections made in accordance with this provision.
(6) REPRESENTATION OF SOLVENCY: The insured represents that the insured is not insolvent or presently the subject of any insolvency proceeding.

(7) ADDITIONAL PREMIUMS: The money paid by AFCO is only for the premium as determined at the time the insurance policy is issued. The insured agrees to pay the company any additional premiums which become due for any reason. AFCO may assign the company any rights it has against the insured for premiums due the company in excess of the premiums returned to AFCO.
(8) SPECIAL INSURANCE POLICIES: If the insurance policy issued to the insured is auditable or is a reporting form policy or is subject to retrospective rating, then the insured promises to pay to the insurance company the earned premium computed in accordance with the policy provisions which is in excess of the amount of premium advanced by AFCO which the insurance company retains.
(9) NAMED INSURED: If the insurance policy provides that the first named insured in the policy shall be responsible for payment of premiums and shall act on behalf of all other insureds with respect to any actions relating to the policy, then the same shall apply to this agreement. If such is not the case, then all insureds' names must be shown on this agreement unless a separate agreement specifies one insured to act in all matters for the others.
(10) FINANCE CHARGE: The finance charge shown in Block D begins from the inception date of the insurance contract or from the due date of the premium, disregarding any grace period or credit allowed for payment of the premium through the date when the final installment under the premium finance agreement is payable. Interest earns on the first day of each 30 day period.
(11) AGREEMENT BECOMES A CONTRACT: This agreement becomes a binding contract when AFCO mails a written acceptance to the insured.
(12) DEFAULT CHARGES: If the insured is late in making an installment payment to AFCO by 5 days, the insured will pay to AFCO a delinquency and collection charge of a minimum of $1 to a maximum of 5% of the installment in default, but not to exceed $100, with respect to commercial automobile, fire or liability insurance.
(13) DISHONORED CHECK: If an insured's check is dishonored for any reason, the insured will pay to AFCO a fee for actual expenses in processing that check not to exceed $25.

(14) CANCELLATION: AFCO may cancel the insurance policies after giving 10 days notice and the unpaid balance after receipt of the unearned premium from the insurer, due to AFCO shall be immediately payable by the insured if the insured does not pay any installment according to the terms of this agreement.
(15) CANCELLATION CHARGES: If AFCO cancels any commercial automobile, fire or liability insurance policy in accordance with the terms of this agreement, then the insured may pay AFCO a cancellation charge of 5% of the installment in default, but not to exceed an amount equal to the difference between a delinquency and collection charge imposed under paragraph (12) with respect to the installment in default and $100.
(16) MONEY RECEIVED AFTER NOTICE OF CANCELLATION: Any payments made to AFCO after AFCO's notice of cancellation of the insurance policy has been mailed may be credited to the insured's account without any liability or obligation on AFCO's part to request reinstatement of a cancelled insurance policy. Any money AFCO receives from an insurance company shall be credited to the amount due AFCO with any surplus being paid over to whomever is entitled to the money. No refund of less than $1.00 shall be made. In the event that AFCO does request, on the insured's behalf, a reinstatement of the policy, such request does not guarantee that coverage under the policy will be reinstated or continued.
(17) REFUND CREDITS: The insured will receive a refund of the finance charge if the account is prepaid in full prior to the last installment due date. Refunds of the finance charge after the loan is prepaid shall be calculated according to the actuarial method in an amount not exceeding the sum of 1.15% for each 30 days of the loan, computed in advance, subject to a non-refundable service charge of $20.00. In the event the insurance policy financed under this agreement is voided by the insurer or cancelled prior to its inception date, no interest will be charged. If this agreement is canceled or the loan is prepaid in full before the end of its term, the actuarial method will be used to calculate the earned finance charge. Under this method most of the finance charge is earned in the early months of the loan term rather than equally in each month. You may request a sample illustration of how the finance charge is earned.
(18) INSURANCE AGENT OR BROKER: The insurance agent or broker named in this agreement is the insured's agent, not AFCO's, and AFCO is not legally bound by anything the agent or broker represents to the insured orally or in writing.
(19) NOT A CONDITION OF OBTAINING INSURANCE: This agreement is not required as a condition of the insured obtaining insurance coverage.
(20) SUCCESSORS AND ASSIGNS: All legal rights given to AFCO shall benefit AFCO's successors and assigns. The insured will not assign the policies without AFCO's written consent except for the interest of mortgagees and loss payees. AFCO has the right to assign all of its rights and obligations to another Maryland registered premium finance company.
(21) ENTIRE DOCUMENT - GOVERNING LAW: This document is the entire agreement between AFCO and the insured and can only be changed in writing and signed by both parties except as stated in paragraph (5). The laws of the state of Maryland will govern this agreement.

AFCO 4501 College Blvd, Suite 320, Leawood, KS 66211
Tel: 800-288-6901

Verax Research Services, Inc.
9601 Medical Center Drive
Rockville, MD 20850
US

17-10-138527-5

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User ID : 17-10-138527-5

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With best wishes
Your AFCO Team

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